                                                                     EXHIBIT 4.2

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                      FORM OF FIRST SUPPLEMENTAL INDENTURE

                         dated as of October [__], 1999

                                       to

                                    INDENTURE

                            dated as of March 2, 1999

                                     between

                               CE GENERATION, LLC

                                       and

                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                        NATIONAL ASSOCIATION, as Trustee

================================================================================

                          FIRST SUPPLEMENTAL INDENTURE

         This FIRST SUPPLEMENTAL INDENTURE, dated as of October [__], 1999 (this "First Supplemental Indenture"), by and between CE GENERATION, LLC, a limited liability company organized under the laws of the state of Delaware ("CE Generation"), and CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION (together with its successors in such capacity, the "Trustee").

                                   WITNESSETH:

         WHEREAS, CE Generation and the Trustee are parties to the Indenture, dated as of March 2, 1999, such Indenture, as amended and supplemented by this First Supplemental Indenture, is referred to herein as the "Indenture";

         WHEREAS, pursuant to the Indenture CE Generation has issued $400,000,000 7.416% Senior Secured Bonds Due December 15, 2018 (the "Initial Securities"); and

         WHEREAS, as contemplated by Section 8.1 of the Indenture and by the Registration Rights Agreement, CE Generation will effect an Exchange Offer for the Initial Securities pursuant to which CE Generation will offer to exchange 7.416% Senior Secured Bonds Due December 15, 2018 ("Exchange Securities") for a like aggregate principal amount of the Initial Securities; and

         WHEREAS, Section 8.1 of the Indenture permits CE Generation and the Trustee to amend the Indenture, without the consent of any of the Holders, by a supplemental indenture authorized by a resolution of the Board of Directors of CE Generation filed with, and in a form satisfactory to, the Trustee, to provide for the issuance of the Exchange Securities;

         NOW THEREFORE, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of, said Exchange Securities, and in consideration of the premises and the covenants herein contained and of the acceptance of said Exchange Securities by the Holders thereof and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I
                                   DEFINITIONS

         For purposes of the Indenture, the following terms shall have the meanings specified unless the context otherwise requires. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

         "Authorized Denomination" means (i) with respect to the Initial Securities, $100,000 or any integral multiple of $1,000 in excess thereof, and
(ii) with respect to any other
series of Securities, the denomination set forth in the relevant Supplemental Indenture. In the event of a conflict between the provisions of a Security and the relevant Indenture provisions, the Indenture provisions shall control.

         "Exchange Offer Consummation Date" means the date on which Initial Securities are exchanged for Exchange Securities pursuant to an Exchange Offer.

         "Exchange Securities" means the Securities issued from time to time with a face in the form of Exhibit A to this First Supplemental Indenture and with terms and conditions in the form of Exhibit B to this First Supplemental Indenture.

         "Initial Securities" means the Securities issued from time to time with a face in the form of Exhibit A to the Indenture and with terms and conditions in the form of Exhibit B to the Indenture.

         "Security" or "Securities" means any of the Initial Securities, Additional Securities and Exchange Securities.


                                   ARTICLE II
                                 THE SECURITIES

         SECTION 2.1 Forms of Securities. The Exchange Securities shall have faces substantially as contained in the form of face of Securities set forth in Exhibit A and shall contain substantially the terms recited in the form of terms and conditions of Securities set forth in Exhibit B and each Exchange Security shall have and be subject to such other terms as provided in the Indenture.

         SECTION 2.2 Authorization and Terms of the Exchange Securities. (a) The Exchange Securities to be issued under this First Supplemental Indenture are hereby created. CE Generation may issue the Exchange Securities with faces in the form of Exhibit A and with terms and conditions in the form of Exhibit B and as definitive Securities pursuant to the terms of the Indenture governing definitive Securities, upon the execution of this First Supplemental Indenture, and on or prior to the Exchange Offer Consummation Date, CE Generation may execute and deliver to the Trustee, and upon delivery of a written request by CE Generation to the Trustee in accordance with the provisions of Section 2.9 of the Indenture, the Trustee shall authenticate and deliver the Exchange Securities to be issued in connection with the Exchange Offer. Such CE Generation order shall specify the amount of the Exchange Securities to be authenticated and the date on which such Securities are to be authenticated. The aggregate principal amount of the Exchange Securities together with the Initial Securities outstanding at any time may not exceed $400,000,000 except as provided in the Indenture.

              (b) The Exchange Securities shall be dated as of the Exchange Offer Consummation Date, shall be issued in an aggregate principal amount up to the aggregate principal amount set forth below and shall have a final maturity date and bear interest as set forth below:

Interest Rate                     Maturity Date                 Principal Amount
-------------                     -------------                 ----------------
   7.416%                       December 15, 2018                 $400,000,000

              (c) The principal of, premium (if any) and interest on the Exchange Securities shall be payable in immediately available funds in such coin or currency of the United States of America which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts. Payment of principal of, premium (if any) and interest on the Exchange Securities shall be made (i) by check or draft drawn on a bank having an office located in the United States and mailed on the relevant Payment Date to the registered owner as of the close of business on the Regular Record Date immediately preceding such Payment Date, at his address as it appears on the Securities Register or (ii) by wire transfer to such registered owner as of the close of business on such Regular Record Date upon written notice of such wire transfer address in the continental United States given not less than fifteen
(15) days prior to such Regular Record Date; provided, however, that if and to the extent that there shall be a default in the payment of the interest or principal due on such Payment Date, such defaulted interest, premium (if any) and/or principal shall be paid to the Holder in whose name any such Security is registered at the close of business on the Special Record Date determined by the Trustee as provided in Section 2.4 of the Indenture.

              (d) The Exchange Securities will bear interest at the rate of 7.416% per annum from the most recent date on which interest has been paid on the Initial Securities or, if no interest has been paid on the Initial Securities, from March 2, 1999. Interest on the Exchange Securities shall be computed upon the basis of a 360-day year, consisting of twelve (12) thirty (30) day months.

              (e) Except to the extent that principal has been paid on the Initial Securities prior to the Exchange Offer Consummation Date, principal of the Exchange Securities shall be paid on the Payment Dates as set forth with respect to the Exchange Securities on Schedule I hereto. The principal payable on the Payment Dates on the Exchange Securities shall be equal to the product of
(i) the aggregate principal amount of Initial Securities that are exchanged for Exchange Securities as of the applicable Regular Record Date divided by the aggregate principal amount of Initial Securities originally issued by CE Generation on March 2, 1999, multiplied by (ii) the principal amount payable in accordance with Schedule I hereto on that date.

              (f) The Authorized Denomination with respect to the Exchange Securities shall be $1,000 or any integral multiple thereof.

         SECTION 2.3 Terms of the Initial Securities. Principal of Initial Securities not exchanged for Exchange Securities shall be paid on the Payment Dates as set forth with respect to the Initial Securities on Schedule I of the Indenture. The principal payable on the Payment Dates on the Initial Securities shall be equal to the product of (i) the aggregate principal amount of the Initial Securities that are not exchanged for Exchange Securities as of the applicable Regular Record Date divided by the amount of the Initial Securities originally issued by CE Generation on March 2, 1999, multiplied by (ii) the principal amount payable in accordance with Schedule I of the Indenture on that date.

         SECTION 2.4 Actions to be Taken. Reference to actions to be taken in connection with any Securities means to both the Initial Securities and the Exchange Securities.

         SECTION 2.5 Exchange Offer. CE Generation will issue the Exchange Securities in exchange for a like principal amount of outstanding Initial Securities tendered and accepted in connection with an Exchange Offer. Holders may tender their Initial Securities in whole or in part in a principal amount of $1,000 and integral multiples thereof, provided that if any Initial Securities are tendered for exchange in part, the untendered principal amount thereof must be $100,000 or any integral multiple of $1,000 in excess thereof; provided, however, that the Initial Securities so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to CE Generation, the Trustee and the Registrar, duly executed by the Holder thereof or his attorney who shall be duly authorized in writing to execute such document or by means of a message transmitted through electronic means in form satisfactory to CE Generation. Whenever any Initial Securities are so surrendered for exchange, CE Generation shall execute, and the Trustee shall authenticate and deliver to the Registrar, Exchange Securities in the same aggregate principal amount as the principal amount of Initial Securities that have been surrendered.

                                  ARTICLE III
                                 ACTS OF HOLDERS

         SECTION 3.1 Determination of Voting Rights. For purposes of the Indenture all Holders of Initial Securities and Exchange Securities shall vote together under the Indenture.

                                   ARTICLE IV
                                   AMENDMENTS

         SECTION 4.1 Authorization and Terms of the Initial Securities. Section 2.2(c) of the Indenture is hereby amended by replacing the date "June 30, 1999" is the third line thereof with the date "June 15, 1999".

         SECTION 4.2 Indebtedness. Section 5.13 of the Indenture is hereby amended by (a) deleting the word "and" from the end of paragraph (d) thereof,
(b) replacing the period (".") at the end of paragraph (e) thereof with a semicolon (";") and (c) adding the following to the end thereof:

         and (f) Indebtedness represented by the Exchange Securities.

                                   ARTICLE V
                                  MISCELLANEOUS

         SECTION 5.1 Execution of Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this First Supplemental Indenture forms a part thereof. Except as amended and supplemented hereby, the Indenture (as constituted prior to the date hereof) shall remain in full force and effect.

         SECTION 5.2 Concerning the Trustee. The Trustee shall not be responsible in any manner for or with respect to the validity or sufficiency of this First Supplemental Indenture, or the due execution hereof by CE Generation, or for or with respect to the recitals and statements contained herein, all of which recitals and statements are made solely by CE Generation.

         SECTION 5.3 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

         SECTION 5.4 GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH SECURITY ISSUED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW).

         IN WITNESS WHEREOF, CE Generation, LLC has caused this First Supplemental Indenture to be executed and its corporate seal to be hereunto affixed and attested by one of its duly authorized officers, and Chase Manhattan Bank and Trust Company, National Association, has caused this First Supplemental Indenture to be executed by one of its duly authorized officers, all as of the day and year first above written.

                                       CE GENERATION, LLC


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


Attest:


--------------------------------------
Title:


                                       CHASE MANHATTAN BANK AND TRUST
                                         COMPANY, NATIONAL ASSOCIATION,
                                         as Trustee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                   Schedule I to
                                                    First Supplemental Indenture

                             PRINCIPAL AMORTIZATION

         Except to the extent that principal has been paid on the Initial Securities prior to the Exchange Offer Consummation Date, principal of the Exchange Securities Due December 15, 2018 will be payable on the Payment Dates listed below in an amount equal to the product of (i) the aggregate principal amount of Initial Securities that are exchanged for Exchange Securities as of the applicable Regular Record Date divided by the aggregate principal amount of Initial Securities originally issued by CE Generation on March 2, 1999, multiplied by (ii) the principal amount payable in accordance with this
Schedule I:

                                                                  Percentage of
                                                                    Principal
Payment Date                                                      Amount Payable
------------                                                      --------------
December 15, 1999.................................................    0.000%
June 15, 2000.....................................................    1.300%
December 15, 2000.................................................    1.300%
June 15, 2001.....................................................    1.575%
December 15, 2001.................................................    1.575%
June 15, 2002.....................................................    2.575%
December 15, 2002.................................................    2.575%
June 15, 2003.....................................................    2.250%
December 15, 2003.................................................    2.250%
June 15, 2004.....................................................    1.825%
December 15, 2004.................................................    1.825%
June 15, 2005.....................................................    1.850%
December 15, 2005.................................................    1.850%
June 15, 2006.....................................................    2.400%
December 15, 2006.................................................    2.400%
June 15, 2007.....................................................    2.250%
December 15, 2007.................................................    2.250%
June 15, 2008.....................................................    3.525%
December 15, 2008.................................................    3.525%
June 15, 2009.....................................................    3.075%
December 15, 2009.................................................    3.075%
June 15, 2010.....................................................    1.775%
December 15, 2010.................................................    1.775%
June 15, 2011.....................................................    1.900%
December 15, 2011.................................................    1.900%
June 15, 2012.....................................................    2.560%
December 15, 2012.................................................    2.560%
June 15, 2013.....................................................    2.550%
December 15, 2013.................................................    2.550%

June 15, 2014.....................................................    3.225%
December 15, 2014.................................................    3.225%
June 15, 2015.....................................................    3.380%
December 15, 2015.................................................    3.380%
June 15, 2016.....................................................    3.660%
December 15, 2016.................................................    3.660%
June 15, 2017.....................................................    3.780%
December 15, 2017.................................................    3.780%
June 15, 2018.....................................................    4.545%
December 15, 2018.................................................    4.545%

                                    EXHIBIT A

                            FORM OF FACE OF SECURITY


         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS HELD BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES HELD BY A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE MADE EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO CE GENERATION OR ITS AGENT FOR EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY IS ISSUED IN THE NAME OR NAMES AS DIRECTED IN WRITING BY DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, DTC OR ITS NOMINEE, HAS AN INTEREST HEREIN.

                               CE GENERATION, LLC
                7.416% Senior Secured Bonds Due December 15, 2018


No. [__________]                                     CUSIP Number: [__________]
                                                     ISIN Number:  [__________]

Principal Amount:   $[___________]

Maturity Date:      December 15, 2018
Issue Date:         October [__], 1999

Interest Rate:      7.416%

Registered Holder:  [_________]

         CE GENERATION LLC, a Delaware limited liability company ("CE Generation", which term includes any successor or assign under the Indenture referred to below), for value received hereby promises to pay to [NAME OF REGISTERED HOLDER], or its registered assigns, on each date (each a "Scheduled Payment Date") the principal sum corresponding to such Scheduled Payment Date set forth on Schedule I to the Indenture (reduced by the amount of principal, if any, paid or due, or to be paid or to become due, on the Initial Securities (as defined in the First Supplemental Indenture dated October [__], 1999)), or on such earlier date as the entire principal hereof may become due in accordance with the provisions hereof, and to pay interest in arrears on June 15 and December 15 (each an "Interest Payment Date"), commencing June 15, 1999, on the unpaid portion of the principal of this Security at the rate of 7.416% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, from the date of the last interest payment on the Initial Securities (as defined in the First Supplemental Indenture dated October [__],1999) occurring prior to the issue date set forth above or, if no interest has been paid on the Initial Securities (as defined in the First Supplemental Indenture dated October [__], 1999), from March 2, 1999 until payment of said principal sum has been made or duly provided for. The interest payable on any such Interest Payment Date will, subject to certain conditions set forth herein, be paid to the person in whose name this Security is registered at the end of the first day of the month, whether or not a Business Day, immediately preceding such Interest Payment Date. Such payments shall be made exclusively in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         The statements in the legend set forth above, if any, are an integral part of the terms of this Security and by acceptance hereof the holder of this Security agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

         REFERENCE IS MADE TO THE FURTHER PROVISIONS SET FORTH UNDER THE TERMS AND CONDITIONS OF THE SECURITIES ENDORSED ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, CE Generation has caused this instrument to be duly executed.

Dated:  ___________

                                            CE GENERATION, LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



         This is one of the Securities described in the within-mentioned Indenture.

                                            CHASE MANHATTAN BANK AND TRUST
                                              COMPANY, NATIONAL ASSOCIATION,
                                              as Trustee


                                            By:
                                               ---------------------------------
                                               Authorized Officer

                                    EXHIBIT B

                   FORM OF TERMS AND CONDITIONS OF SECURITIES


Principal Amount:            $[__________]

Interest Rate:               7.416%

Payment Dates:               June 15 and December 15
                             (commencing June 15, 1999)

Minimum Denominations:       US$1,000 and any integral multiple thereof

Other Terms:

         1. General. This Security is one of a duly authorized issue of debt securities (the "Securities") of CE Generation, LLC ("CE Generation") issued pursuant to an Indenture, dated as of March 2, 1999, as supplemented by the First Supplemental Indenture dated as of October [__], 1999 (as so supplemented and as the same may be further amended, modified or supplemented from time to time, the "Indenture"), each between CE Generation and Chase Manhattan Bank and Trust Company, National Association, as trustee ("Trustee"). All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in Appendix A to the Indenture. The holders of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the corporate trust office of the Trustee in San Francisco, California, at the offices of the paying agents listed at the foot of this Security and at the principal office of CE Generation set forth in Section 17 hereto.

         2. Payments and Paying Agencies. (a) All payments on this Security shall be made exclusively in immediately available funds and in such coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts.

         (b) The Person in whose name any Security is registered at the close of business on any Regular Record Date with respect to any Scheduled Payment Date shall be entitled to receive the principal, premium (if any) and/or interest payable on such Scheduled Payment Date notwithstanding the cancellation of such Security upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Scheduled Payment Date; provided, however, that if and to the extent there is a default in the payment of the principal, premium (if any) and/or interest due on such Scheduled Payment Date, such defaulted principal, premium (if any) and/or interest shall be paid to the Persons in whose names Outstanding Securities are registered at the close of business on a subsequent date (each such date, a "Special Record Date"), which shall not be less than five (5) days preceding the date of payment of such defaulted principal, premium (if any) and/or interest, established by a notice mailed by the Trustee to the registered owners of the Securities in accordance with Section 12.5(b) of the Indenture not less than fifteen (15) days prior to the Special Record Date.

                                  Exhibit B-1

         (c) If any date for the payment of principal of, premium (if any) or interest on the Securities is not a Business Day, such payment shall be due on the first Business Day thereafter. Any payment made on such next succeeding Business Day shall have the same force and effect as if made on the date on which such payment is due, and no interest shall accrue for the period after such date.

         (d) Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

         3. Amendments and Supplements to Indenture.

         (a) Without Consent of Holders. The Indenture may be amended or supplemented by CE Generation and the Trustee at any time and from time to time, without the consent of the Holders, by a Supplemental Indenture authorized by a resolution of the Board of Directors of CE Generation filed with, and in form satisfactory to, the Trustee, solely for one or more of the following purposes:

              (i) to add additional covenants of CE Generation, to surrender any right or power therein conferred upon CE Generation or to confer upon the Holders any additional rights, remedies, benefits, powers or authorities that may lawfully be conferred;

              (ii) to increase the assets securing CE Generation's obligations under the Indenture;

              (iii) to provide for the issuance of Additional Securities on the conditions set forth in Section 2.3 of the Indenture;

              (iv) for any purpose not inconsistent with the terms of the Indenture to cure any ambiguity or to correct or supplement any provision contained therein or in any Supplemental Indenture which may be defective or inconsistent with any other provision contained therein or in any Supplemental Indenture;

              (v) in connection with, and to reflect, any amendments to the provisions hereof required by the Rating Agencies in circumstances where confirmation of the Ratings is required under the Indenture in connection with the issuance of Additional Securities or the taking of other actions by CE Generation; provided, however, that such amendments are not, in the judgment of the Trustee, to the prejudice of the Trustee or the Holders; or

              (vi) to provide for the issuance of Exchange Securities, as contemplated by the Registration Rights Agreement.

         (b) With Consent of Holders. The Indenture may be amended or supplemented by CE Generation and the Trustee at any time and from time to time, with the consent of the Majority Holders, for the purpose of adding any mutually agreeable provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture, except with respect to (a) the principal, premium (if any) or interest payable upon any Securities, (b) the

                                  Exhibit B-2
dates on which interest on or principal of any Securities is paid, (c) the dates of maturity of any Securities and (d) Article 8 of the Indenture. The matters of the Indenture described in clauses (a) through (d) of the preceding sentence may be amended or supplemented by CE Generation and the Trustee at any time and from time to time only with the consent of the One Hundred Percent Holders. Notice of any such amendment shall be given by CE Generation to any Rating Agency then maintaining a Rating for the Securities.

         4. Replacement, Exchange and Transfer of Securities. (a) If any Security shall become mutilated, CE Generation shall execute, and the Trustee shall authenticate and deliver, a new Security of like tenor, maturity and denomination in exchange and substitution for the Security so mutilated, but only upon surrender to the Trustee of such mutilated Security for cancellation, and CE Generation or the Trustee may require reasonable indemnity therefor. If any Security shall be reported lost, stolen or destroyed, evidence as to the ownership and the loss, theft or destruction thereof shall be submitted to the Trustee. If such evidence shall be satisfactory to both the Trustee and CE Generation and indemnity satisfactory to both shall be given, CE Generation shall execute, and thereupon the Trustee shall authenticate and deliver, a new Security of like tenor, maturity and denomination. The cost of providing any substitute Security under the provisions of Section 2.10 of the Indenture shall be borne by the Holder for whose benefit such substitute Security is provided. If any such mutilated, lost, stolen or destroyed Security shall have matured or be about to mature, CE Generation may, with the consent of the Trustee, pay to the Holder thereof the principal amount of such Security upon the maturity thereof and compliance with the aforesaid conditions by such Holder, without the issuance of a substitute Security therefor, and likewise pay to the Holder the amount of the unpaid interest, if any, which would have been paid on a substitute Security had one been issued.

         (b) Every substitute Security issued pursuant to Section 2.10 of the Indenture shall constitute an additional contractual obligation of CE Generation, whether or not the Security alleged to have been mutilated, destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Securities duly issued hereunder.

         (c) All Securities shall be held and owned upon the express condition that the foregoing provisions are, to the extent permitted by Applicable Law, exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude any and all other rights and remedies with respect thereto.

         5. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the holder hereof are subject to such immunities and rights.

         6. Paying Agents; Transfer Agents; Registrars. CE Generation has initially appointed the Trustee as paying agent, transfer agent and registrar. CE Generation may, subject to the terms of the Indenture, at any time appoint additional or other paying agents, transfer agents and registrars and terminate the appointment thereof; provided that while the Securities are Outstanding CE Generation will maintain offices or agencies for payment of principal of and interest on this Security as herein provided in the Borough of Manhattan, the City of New York. Notice of any such termination or appointment and of any change in the office through which

                                  Exhibit B-3
any paying agent, transfer agent or registrar will act will be promptly given in the manner described in Section 8 hereof.

         7. Enforcement. (a) Subject to the Intercreditor Agreement and the provisions of Article 6 of the Indenture, a Holder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the appointment of a receiver or for the enforcement of any other remedy under or upon the Indenture, unless:

              (i) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

              (ii) Holders representing the percentage of aggregate principal amount of Outstanding Securities needed to initiate the exercise of remedies shall have requested the Trustee in writing to institute such suit, action or proceeding;

              (iii) the Trustee shall have refused or neglected to institute any such suit, action or proceeding for sixty (60) days after receipt of such notice by the Trustee; and

              (iv) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Majority Holders.

         (b) Subject to the Intercreditor Agreement, it is understood and intended that one or more of the Holders shall not have any right in any manner whatsoever hereunder or under the Indenture to (i) surrender, impair, waive, affect, disturb or prejudice the Lien of the Security Documents on any property subject thereto or the rights of any other Holders, (ii) obtain or seek to obtain priority or preference over any other Holders or (iii) enforce any right hereunder or under the Indenture, except in the manner provided herein or in the Indenture and for the equal, ratable and common benefit of all of the Holders.

         8. Notices. Notices will be mailed to Holders at their addresses as they appear in the Securities Register. Notice sent by first class mail, postage prepaid, shall be deemed to have been given on the date of such mailing. In addition, CE Generation will cause all such other publications of such notices as may be required from time to time by Applicable Law.

         9. Redemption at the Option of CE Generation. The Securities are, under certain conditions, subject to redemption at the option of CE Generation as set forth in Section 3.1 of the Indenture.

         10. Mandatory Redemption. The Securities are subject to mandatory redemption under certain circumstances as set forth in Section 3.2 of the Indenture.

         11. Authentication. This Security shall not be valid for any purpose until an Authorized Representative of the Trustee manually signs the certificate of authentication hereon substantially in the form set forth in Exhibit A to the Indenture.

                                  Exhibit B-4

         12. Governing Law. THIS SECURITY IS A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         13. Warranty by Issuer. Subject to Section 11, CE Generation hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same a legal, valid and binding obligation of CE Generation enforceable in accordance with its terms, have been done and performed and have happened in due and strict compliance with all Applicable Laws.

         14. Trustee Dealings with CE Generation. Subject to certain limitations imposed by the Securities Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by CE Generation or its Affiliates and may otherwise deal with CE Generation or its Affiliates with the same rights it would have if it were not Trustee.

         15. No Recourse Against Others. A director, officer, employee, partner, member, affiliate, agent, servant or stockholder, as such, of CE Generation or the Trustee shall not have any liability for any obligations of CE Generation under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issue of the Securities.

         16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, CE Generation has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Security holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

         17. Indentures. CE Generation will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: CE Generation, LLC, 302 South 36th Street, Suite 400, Omaha, Nebraska 68131,
Attention: General Counsel.

         18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (Tenants in Common), TEN ENT (Tenants by the Entireties), JT TEN (Joint Tenants with Rights of Survivorship and not as Tenants in Common), CUST (Custodian), and U/G/M/A (Uniform Gift to Minors Act).

         19. Descriptive Headings. The descriptive headings appearing in these Terms and Conditions are for convenience of reference only and shall not alter, limit or define the provisions thereof.

                                  Exhibit B-5